EXHIBIT 10.2

EXTENSION AGREEMENT

THIS EXTENSION AGREEMENT (this “Agreement”) is entered into as of this 25th day of August, 2015 (the “Effective Date”), by and among Heller Capital Partners, LLC (“Heller Capital”), The Heller Family Foundation, Inc. (“Heller Family”), Ronald & Joyce Heller TTEES Ronald I Heller Rev Trust FBO Ronald Heller UAD 12/23/1997 (“Heller Trust”), David S. Nagelberg 2003 Revocable Trust Dtd. 7/2/03 (“Nagelberg”), Sea of Green Systems, Inc. (“SOGS”), and Ecosphere Technologies, Inc. (the “Company,” and together with Heller Capital, Heller Family, Heller Trust, Nagelberg, and SOGS the “Parties”).

WHEREAS, Heller Capital is the holder of that certain Convertible Note of the Company dated November 26, 2014, in the amount of $250,000 (the “Heller Capital Note”);

WHEREAS, Heller Family is the holder of that certain Convertible Note of the Company dated November 26, 2014, in the amount of $250,000, and that certain Convertible Note of the Company dated November 26, 2014, in the amount of $333,000 (the “Heller Family Notes”);

WHEREAS, Heller Trust is the holder of that certain Convertible Note of the Company dated November 26, 2014, in the amount of $500,000 (the “Heller Trust Note”);

WHEREAS, Nagelberg is the holder of that certain Convertible Note of the Company dated November 26, 2014, in the amount of $500,000, and that certain Convertible Note dated November 26, 2014, in the amount of $167,000, (the “Nagelberg Notes,” and together with the Heller Capital Note, the Heller Family Notes, and the Heller Trust Note, the “Notes”);

WHEREAS, the Heller Family Note in the amount of $333,000 was secured by a Pledge Agreement dated as of November 26, 2014 (the “Heller Pledge Agreement”), and the Nagelberg Note in the amount of $167,000 was secured by a Pledge Agreement dated as of November 26, 2014 (the “Nagelberg Pledge Agreement”).

WHEREAS, the Parties wish to enter into this Agreement to provide for the amendment of the Notes to extend the original maturity dates of the Notes, and to provide for consideration for such extension.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.

Extension of Notes.  The Parties agree to extend the original maturity dates of the Notes to December 15, 2016.  The Company shall promptly prepare, execute, and deliver to the Lender an Amended and Restated Heller Capital Note in substantially the form attached hereto as Exhibit A  (the “Amended Heller Capital Note”), an Amended and Restated Heller Family Note in substantially the form attached hereto as Exhibit B (the “Amended Heller Family Note”), an Amended and Restated Heller Trust Note in substantially the form attached hereto as Exhibit C (the “Amended Heller Trust Note”), and an Amended and Restated Nagelberg Note in substantially the form attached hereto as Exhibit D (the “Amended Nagelberg Note,” and collectively, the “Amended Notes”).  Interest payable on the Amended Notes shall be calculated as described in the Amended Notes and as set forth on Exhibit E, attached hereto and incorporated herein by reference.

2.

Ownership Interest in SOGS.  In consideration of the extension of the terms of the Notes, the Parties agree that SOGS shall issue authorized but unissued shares of SOGS common stock to Ronald Heller in an amount of 5.00% of the total outstanding shares of common stock of SOGS and to Heller Capital in an amount of 3.29% of the total outstanding shares of common stock of SOGS (together the “Heller Pro Rata Interest”). In addition, SOGS shall issue authorized but unissued shares of SOGS common stock to Nagelberg in an amount of 4.15% of the total outstanding shares of common stock of SOGS (the “Nagelberg Pro Rata Interest,” and together with the Heller Pro Rata Interest, the “Pro Rata Interests”).

The Pro Rata Interests provided for in this Section 2 shall remain undiluted until the date that the common stock of SOGS is first registered under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Public Company Date”), and if SOGS issues additional common stock or Common Stock Equivalents (as defined below) prior to the Public Company Date, SOGS shall issue Ronald Heller, Heller Capital, and Nagelberg additional shares of authorized but unissued common stock of SOGS (the “Additional Shares”) in order to maintain the Pro Rata Interests set forth in this Section 2.  Common Stock Equivalents as used in this Section 2 shall mean any securities of SOGS or subsidiaries of SOGS which would entitle the holder thereof to acquire at any time common stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, common stock. Provided, however, if a Common Stock Equivalent terminates without the issuance of any common stock, the Company shall cancel a number of Additional Shares to give effect to such termination.

3.

Heller Purchase Rights.  In further consideration of the extension of the term of the Notes, the Parties agree that Ronald Heller shall have the right to purchase 2,000,000 additional shares of SOGS common stock at a price of $0.10 per share (the “Purchase Right”).  The Purchase Right shall be exercisable at any time prior to the Public Company Date.  If Heller fails to exercise the Purchase Right prior to the Public Company Date, the Purchase Right shall terminate as of the Public Company Date. All numbers of shares and per share are subject to adjustment in the event of stock splits, stock dividends, combinations and similar events.

4.

Nagelberg Purchase Rights.  In further consideration of the extension of the term of the Notes, the Parties agree that Nagelberg shall have a Purchase Right to purchase 2,000,000 Additional Shares at a price of $0.10 per share.  The Purchase Right shall be exercisable at any time prior to the Public Company Date.  If Nagelberg fails to exercise the Purchase Right prior to the Public Company Date, the Purchase Right shall terminate as of the Public Company Date. All numbers of shares and per share are subject to adjustment in the event of stock splits, stock dividends, combinations and similar events.

5.

Amendments to Pledge Agreements.  The Heller Pledge Agreement is hereby amended, and the collateral set forth in the Heller Security Agreement shall hereby secure the Amended Heller Capital Note, the Amended Heller Family Note, and the Amended Heller Trust Note.  The Nagelberg Pledge Agreement is hereby amended, and the collateral set forth in the Nagelberg Pledge Agreement shall hereby secure the Amended Nagelberg Note.

6.

Severability.  In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

7.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or email signature.

8.

Benefit.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties or their respective heirs, successors and assigns any rights, remedies, obligations, or other liabilities under or by reason of this Agreement.

9.

Notices and Addresses.  All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar overnight next business day delivery, or by email followed by overnight next business day delivery, as follows:

To the Company:

Ecosphere Technologies, Inc.

3515 S.E. Lionel Terrace

Stuart, FL  34997

Attention: Dennis McGuire

Email: dennismcguire1@mac.com

To SOGS:

Sea of Green Systems, Inc.

3513 SE Lionel Terrace

Stuart, FL 34997

Attention: Dennis McGuire

Email: dennismcguire1@mac.com

To Heller Capital:

____________________________

____________________________

____________________________

To Heller Family:

____________________________

____________________________

____________________________

To Heller Trust:

____________________________

____________________________

____________________________

To

Nagelberg:

____________________________

____________________________

____________________________

or to such other address as any of them, by notice to the other may designate from time to time.

10.

Attorney's Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or arbitration proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney's fee, including the fees on appeal, costs and expenses.

11.

Governing Law; Venue.  This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the laws of the State of Florida. Any proceeding or action shall only be commenced in Martin County, Florida or the United States District Court for the Southern District of Florida. The parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts.

12.

Oral Evidence.  This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against whom enforcement or the change, waiver discharge or termination is sought.

13.

Assignment.  No Party hereto shall assign its rights or obligations under this Agreement without the prior written consent of the other Party.

14.

Section Headings.  Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

15.

Waiver.  The waiver of one breach or default hereunder shall not constitute the waiver of any other or subsequent breach or default.

16.

Additional Documents.  The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

[Signature Page Attached]

IN WITNESS WHEREOF the parties hereto have set their hand and seals as of the above date.

COMPANY:

By: /s/ Dennis McGuire Dennis McGuire,
Chief Executive Officer

SOGS: Sea of Green Systems, Inc. By: /s/ Dennis McGuire Dennis McGuire, Chief Executive Officer
HELLER CAPITAL:
Heller Capital Partners, LLC
By: /s/ Ronald I. Heller Name: Ronald I. Heller Title: CIO

HELLER FAMILY:
The Heller Family Foundation, Inc.
By: /s/ Ronald I. Heller Name: Ronald I. Heller Title: President

HELLER TRUST: Ronald & Joyce Heller TTEES Ronald I Heller Rev Trust FBO Ronald Heller UAD 12/23/1997 By: /s/ Ronald I. Heller Name: Ronald I. Heller Title: Investor
NAGELBERG:
David S. Nagelberg 2003 Revocable Trust Dtd. 7/2/03
By: /s/ David S. Nagelberg Name: David S. Nagelberg Title: Trustee